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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2006

SKYWEST, INC.
(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

444 South River Road St. George, Utah		84790
(Address of principal executive offices)		(Zip Code)

(435) 634-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

        On December 20, 2006, SkyWest Airlines, Inc. ("SkyWest Airlines"), a wholly-owned subsidiary of SkyWest, Inc. (the "Company"), entered into an Airline Services Agreement (the "Services Agreement") with Midwest Airlines, Inc. ("Midwest Airlines"), a wholly-owned subsidiary of Midwest Air Group, Inc. ("Midwest Air Group"). Under the terms of the Services Agreement, which has an effective date of January 1, 2007, SkyWest Airlines has agreed to operate up to 25 Bombardier CRJ200 Regional Jet ("CRJ200") aircraft on behalf of Midwest Airlines. The Services Agreement obligates SkyWest to operate a minimum of 15 CRJ200s, which are expected to be placed into service between April 2007 and October 2007. Subject to availability of additional aircraft on economic terms acceptable to SkyWest Airlines and Midwest Airlines, SkyWest Airlines has agreed to operate up to ten additional CRJ200s, which would be placed into service on a schedule to be determined by SkyWest Airlines and Midwest Airlines in the future. The Company anticipates that the initial 15 aircraft to be operated under the Services Agreement will be sourced from aircraft previously delivered in the market, with SkyWest Airlines utilizing some of its existing CRJ200s.

        The aircraft to be flown for Midwest Airlines are intended to serve markets from Midwest Airlines' current hubs in Milwaukee and Kansas City. The Services Agreement establishes a capacity purchase arrangement pursuant to which Midwest Airlines is obligated to make payments, calculated to include a margin component, based on aircraft in service, block hours and cycles flown, and to reimburse SkyWest Airlines for its direct costs of operating the aircraft. The Services Agreement provides for an initial term expiring in June 2012, subject to early termination by either or both parties. Midwest Airlines may terminate the Services Agreement upon certain events, including SkyWest Airlines' failure to meet certain performance obligations, and SkyWest Airlines may terminate the Services Agreement upon certain events, including Midwest Airlines' failure to pay for services provided by SkyWest Airlines. Upon the expiration of the initial term, the Services Agreement provides for automatic two-year extensions thereafter, unless either SkyWest Airlines or Midwest Airlines elects to terminate the Services Agreement.

        Incident to entering into the Services Agreement, each of the Company and Midwest Air Group executed a guaranty whereby it guaranteed the performance of its respective subsidiary under the Services Agreement. The Company has also agreed that upon the request of Midwest Air Group, the Company or one of its affiliates will purchase up to $25 million of equity securities of Midwest Air Group.

        The foregoing paragraphs, as well as the press release attached to this Report as Exhibit 99.1, provide a brief summary of selected provisions of the Services Agreement. This summary is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a future report.

Forward-Looking Statements

        In addition to historical information, this Report contains forward-looking statements. The Company may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should," "likely" and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others, the failure of SkyWest Airlines to operate as anticipated under the terms of the Services Agreement and developments associated with the business and operations of Midwest Airlines. Other factors that may cause actual results to vary from the Company's expectations include: the ongoing bankruptcy proceedings of Delta Air Lines; the Company's continuing efforts to efficiently integrate the operations and employees of Atlantic Southeast Airlines, Inc. ("ASA"), which the Company acquired in September 2005; the impact of negotiations with ASA's organized labor forces and the impact of the costs of such labor forces on the Company's operations and financial condition; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between the Company and its major partners regarding their contractual relationships; variations in market and economic conditions; employee relations and labor costs; rapidly escalating fuel costs; the degree and nature of competition; potential fuel shortages in markets where SkyWest Airlines or ASA operates; the impact of weather-related or other natural disasters on air travel and airline costs; the ability of SkyWest Airlines and ASA to expand services in new and existing markets and to maintain profit margins in the face of pricing pressures; aircraft deliveries; the Company's ability to obtain financing; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including Item 1A of the Company's Annual Report on Form 10-K for the Year Ended December 31, 2005, entitled "Risk Factors."

ITEM 9.01 Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
99.1	Press Release dated December 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.
By:	/s/ BRADFORD R. RICH Bradford R. Rich, Executive Vice President, Chief Financial Officer and Treasurer
Date:	December 27, 2006

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  ITEM 1.01 Entry into a Material Definitive Agreement.
  ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES